CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Christopher Kings, Chief Executive Officer – Finance and Administration, and Jeffrey White, Chief Financial Officer, Chief Accounting Officer and Treasurer of Templeton Global Smaller Companies Fund (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer – Finance and Administration	Chief Financial Officer, Chief Accounting Officer and Treasurer
Templeton Global Smaller Companies Fund	Templeton Global Smaller Companies Fund

/s/ Christopher Kings	/s/ Jeffrey White
Christopher Kings	Jeffrey White
Date: April 30, 2026	Date: April 30, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.